THE ASIA PACIFIC FUND, INC.
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                                      November 29, 2007


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


      Re:	The Asia Pacific Fund, Inc. (the "Fund")
      File No. 811-04710



Ladies and Gentlemen:

      Please find enclosed the following items: (1) the Semi-
Annual Report on Form N-SAR for the Fund for the six-month period ended September 30, 2007 and (2) such other information required to be included as an exhibit. The Form
N-SAR was filed using the EDGAR.


                                          Very truly yours,


							/s/Deborah A. Docs
							Deborah A. Docs
                                          Secretary










      This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of November 2007.




THE ASIA PACIFIC FUND, INC.





Witness:  /s/Glenda D. Noel					By:/s/Deborah A. Docs
           Glenda D. Noel 					      Deborah A. Docs
         				  			      Secretary